                                                                EXHIBIT (a)(1.2)


                                 AUTOBYTEL INC.

                              LETTER OF TRANSMITTAL

              PURSUANT TO THE OFFER TO EXCHANGE OUTSTANDING OPTIONS HAVING AN EXERCISE PRICE OF MORE THAT $4.00 PER SHARE
                                WITH NEW OPTIONS

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               THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.
              PACIFIC TIME ON JANUARY 15, 2002, UNLESS THE OFFER IS
                           EXTENDED BY AUTOBYTEL INC.

              DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS
              OTHER THAN AS SET FORTH BELOW OR TRANSMISSION VIA FAX
          TO A NUMBER OTHER THAN AS SET FORTH BELOW OR TRANSMISSION VIA
                  E-MAIL WILL NOT CONSTITUTE A VALID DELIVERY.

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To: Autobytel Inc.
Attention: General Counsel
18872 MacArthur Boulevard
Irvine, California 92612
Telephone: (949) 225-4500
Fax: (949) 862-1323

        Upon the terms and subject to the conditions set forth in the Offer to Exchange Outstanding Options Having an Exercise Price of More that $4.00 Per Share With New Options, dated December 14, 2001 (the "Offer to Exchange"), the related cover letter, the receipt of each of which I hereby acknowledge, and in this Letter of Transmittal (this "Letter" which, together with the Offer to Exchange and the related cover letter, as they may be amended from time to time, constitutes the "Offer"), I, the undersigned, hereby tender to Autobytel Inc., a Delaware corporation (the "Company" or "Autobytel"), all of my options having an exercise price per share of more than $4.00 (the "Tendered Options") to purchase shares ("Option Shares") of common stock, $0.001 par value, of the Company (the "Common Shares") outstanding under the Auto-by-Tel Corporation 1996 Stock Incentive Plan, as amended (the "1996 Incentive Plan"), the autobytel.com inc. 1998 Stock Option Plan, as amended (the "1998 Plan"), the autobytel.com inc. 1999 Stock Option Plan, as amended (the "1999 Plan"), the autobytel.com inc. 1999 Employee and Acquisition Related Stock Option Plan, as amended (the "1999 Acquisition Plan"), the autobytel.com inc. 2000 Stock Option Plan, as amended (the "2000 Plan," and with the 1996 Incentive Plan, the 1998 Plan, the 1999 Plan, and the 1999 Acquisition Plan, the "Autobytel option plans" and individually each an "Autobytel option plan"), the Downtown Web, Inc. d/b/a Autoweb 1997 Stock Option Plan (the "1997 Autoweb Plan"), the Autoweb.com, Inc. 1999 Equity Incentive Plan, as amended (the "1999 Autoweb Plan") or the Autoweb.com, Inc. 1999 Directors Stock Option Plan (the "Autoweb Directors Plan," and with the 1997 Autoweb Plan and the 1999 Autoweb Plan, the "Autoweb option plans" and each individually an "Autoweb option plan"), in exchange for "New Options," which are new options to purchase Common Shares equal in number in accordance with the following exchange ratios (rounded up to the nearest whole share):

      Exercise Price of Options Tendered                              Exchange Ratio
      ----------------------------------                              --------------
      $4.00 or less.............................................          1 for 1
      $4.01 -- $10.00...........................................         .9 for 1
      More than $10.00..........................................         .1 for 1

        All New Options will be subject to the terms of one or more of the Autobytel option plans to be selected by the Company and to one or more new option agreements between the Company and me.

        Subject to, and effective upon, the Company's acceptance for exchange of the Tendered Options in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to the Tendered Options.

        I hereby represent and warrant that I have full power and authority to tender the Tendered Options and that, when and to the extent the Tendered Options are accepted for exchange by the Company, the Tendered Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable option agreement) and the Tendered Options will not be subject to any adverse claims. The name and social security number of the registered holder of the Tendered Options appears below exactly as it appears on the option agreement or agreements representing the Tendered Options. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Options pursuant to the Offer.

        I hereby tender the following eligible outstanding options as provided in the table below:

                                                                                   Have You
                                                                                   Provided
                        Total Number         Exercise           Number of        Your Original
     Grant Date          of Options            Price          Options Being    Option Agreement?
    of Option(1)           Granted           of Option         Tendered(2)       Yes or No(3)
    ------------        ------------         ---------        -------------    ------------------

    ------------        ------------         ---------        -------------    ------------------

    ------------        ------------         ---------        -------------    ------------------

    ------------        ------------         ---------        -------------    ------------------

    ------------        ------------         ---------        -------------    ------------------

    ------------        ------------         ---------        -------------    ------------------

    ------------        ------------         ---------        -------------    ------------------

    ------------        ------------         ---------        -------------    ------------------

    ------------        ------------         ---------        -------------    ------------------

(1)     List each option grant on a separate line.

(2) If you are tendering any options with an exercise price greater than $4.00, you must tender all of your options with an exercise price greater than $4.00 that are outstanding. If not, the Tendered Options you have tendered hereby will not be accepted for cancellation. In addition, if you tender any options for exchange, you must also tender for exchange all option grants that you received during the six (6) month period commencing on or after June 13, 2001 through and including December 13, 2001 and any options that you may be granted during the Offer, even if those option grants have an exercise price equal to or less than $4.00 per share. For purposes of the Offer, if you held UNVESTED options that were granted under one or more of the Autoweb option plans that were assumed by Autobytel in connection with Autobytel's acquisition of Autoweb.com, Inc., those options are deemed to have been granted as of August 14, 2001 (i.e., within the six (6) month period prior to the commencement date of the Offer) and, accordingly, you will be required to tender those options for exchange if you choose to participate in the Offer. On the other hand, options that were originally granted under one or more of the Autoweb option plans that were assumed by Autobytel that were vested as of August 14, 2001 are deemed to have been granted as of their original grant date. If a portion of the total number of options granted has been exercised, this column should represent the number of unexercised options outstanding.

(3) If your original option agreement(s) evidencing the Tendered Options indicated in the table are being provided with this Letter of Transmittal, please indicate by responding "Yes" in the appropriate space provided. If your original option agreement(s) evidencing the Tendered Options indicated in the table above have been lost, stolen, destroyed or mutilated and, therefore, cannot be provided together with this Letter of Transmittal, please indicate by responding "No" in the appropriate space provided and refer to Instruction 7 below.

        In accordance with Instruction 1 hereof, please enclose with this Letter each option agreement under which the options you are tendering were granted, if available.

        I understand and acknowledge that:

        (1) I may tender my options outstanding under the Autobytel option plans and the Autoweb option plans having an exercise price per share of more than $4.00 but am not required to tender any of such options in the Offer. If I tender any of my options, I must tender all of my options outstanding having an exercise price per share of more than $4.00. In addition, if I tender any of my options, I must also tender all option grants that I received during the six (6) month period commencing on or after June 13, 2001 through and including December 13, 2001 and any options that I may be granted during the Offer, even if those option grants have an exercise price equal to or less than $4.00 per share.

        (2) For purposes of the Offer, if I held unvested options that were granted under one or more of the Autoweb option plans that were assumed by Autobytel in connection with Autobytel's acquisition of Autoweb.com, Inc., those options are deemed to have been granted as of August 14, 2001 (i.e., within the six (6) month period prior to the commencement date of the Offer) and, accordingly, I will be required to tender those options for exchange if I choose to participate in the Offer.

        (3) All Tendered Options properly tendered prior to the "expiration date", and not properly withdrawn will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 6 of the Offer to Exchange. The term "expiration date" means 5:00 p.m., Pacific time, on January 15, 2002, unless and until Autobytel, in its discretion, has extended the period of time during which the Offer will remain open, in which event the term "expiration date" refers to the latest time and date at which the Offer, as so extended, expires.

        (4) Upon the Company's acceptance of the Tendered Options for exchange, I understand that the option agreement or agreements to which the Tendered Options are subject will be terminated and the options thereunder will be canceled. All New Options will be subject to the terms and conditions of the respective Autobytel option plans under which they are granted and the terms of new option agreements between the Company and me, a copy of each of which I will receive after the New Options are granted.

        (5) The New Options will be granted within 20 business days after the date which is at least six months after the date the Company cancels the Tendered Options.

        (6) The exercise price of the New Options will be equal to the closing sales price of the Company's common stock on the Nasdaq National Market on the date of grant or, if the Company's common stock is not listed on the Nasdaq National Market, the exercise price of the New Options will be determined as provided for in the applicable Autobytel option plan.

        (7) Each of the New Options will have a vesting schedule as follows:

               (a) Each of the New Options (except for certain "performance options" and non-employee director options, as described below) will have a vesting schedule as follows:

                      (i) tendered options that are vested on or before the cancellation date will be exchanged for New Options that are 60% vested on the first business day that is six months and one day after the date of grant, with the remaining options vesting at a rate of 20% annually on the first and second anniversary of the grant date; and

                      (ii) tendered options that are not vested on or before the cancellation date will be exchanged for New Options that vest at the rate of 50% annually on the first and second anniversary of the grant date.

               (b) Non-employee director options will have a vesting schedule as follows:

                      (i) tendered non-employee director options that are vested on or before the cancellation date will be exchanged for New Options that are 50% vested on the date of grant, with the remaining 50% vesting on the first anniversary of the grant date; and

                      (ii) tendered non-employee director options that are not vested on or before the cancellation date will be exchanged for New Options that vest 100% on the first anniversary of the grant date.

               (c) "Performance options" will have a vesting schedule as follows:

                      (i) tendered performance options that are vested on or before the cancellation date will be exchanged for options that are 60% vested on the first business day which is six months and one day after the date of grant, with the remaining options vesting at a rate of 20% annually on the first and second anniversary of the grant date; and

                      (ii) tendered performance options that are not vested on or before the cancellation date will be exchanged for performance options that vest on the fifth anniversary from the date of grant with accelerated vesting of six equal or nearly equal installments over half-year periods from the date of the grant depending on an increase in our stock price equal to 100% over the market price on the date of grant for each installment.

               (d) In determining the initial vesting date for New Options granted in exchange for tendered options that are vested employee options or performance options on or before the cancellation date (i.e., the vesting date for the initial 60% of such New Options), the vesting date will be the first business day following the six month anniversary of the day after the grant date.

        (8) The term of the Tendered Options will not carry over to the New Options. Instead, the terms of the options will be as follows:

               (a) for New Options granted in exchange for Tendered Options with a term of ten years, the term of the New Option will be ten years from the grant date; and

               (b) for New Options granted in exchange for Tendered Options with a term of five years, the term of the New Option will be five years from the grant date.

        (9) The other terms and conditions of the New Options will be substantially the same as the terms and conditions as set forth in the option agreements relating to the Tendered Options that you tendered for exchange, including, if applicable to you, provisions relating to events or occurrences that may trigger the acceleration, termination or forfeiture of options. However, the Company may alter some of the terms of the New Options to reflect any changes to tax, securities or other applicable laws or regulations that may take effect.

        (10) I must be an employee or director of the Company or one of its subsidiaries from the date I tender the Tendered Options through the date the New Options are granted in order to receive the New Options, and, if for any reason I do not remain an employee or director, I will not receive any New Options or any other consideration for the Tendered Options.

        (11) By tendering the Tendered Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter, I accept the terms and conditions of the Offer. The Company's acceptance for exchange of the Tendered Options will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

        (12) Under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Tendered Options, and in any such event, the Tendered Options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

        (13) All options that I choose not to tender for exchange or that are not accepted for exchange, assuming they are not required to be tendered for exchange as described in numbered paragraph 1 above, shall remain outstanding and retain their current exercise price and vesting schedule.

        (14) The Company reserves the right, in the event of a merger or similar transaction, to take any actions it deems necessary or appropriate to complete a transaction that the Company's board of directors believes is in the best interest of the Company and its stockholders. This could include terminating my right to receive New Options. If the Company were to terminate my right to receive New Options under the Offer in connection with such transaction, I would not receive options to purchase the Company's stock, or securities of the acquirer or any other consideration for Tendered Options.

        (15) The Company has advised me to consult with my own tax and financial advisors as to the consequences of participating or not participating in the Offer.

        All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

        THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

        I agree to all of the terms and conditions of the Offer.

        You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter proper evidence of the authority of such person to act in such capacity.

                                   SIGNATURE OF OWNER

                                   x
                                     -------------------------------------------
                                     Signature of Holder or Authorized Signatory
                                             (See Instructions 1 and 4)

                                   Date:                 ,      .
                                         ----------------  -----
                                   Print Name:
                                               ---------------------------------
                                   Capacity:
                                               ---------------------------------
                                   Address:
                                               ---------------------------------

                                   ---------------------------------------------

                                   Telephone No. (with area code):

                                   ---------------------------------------------

                                   Tax ID/Social Security No.:

                                   ---------------------------------------------

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER


        (1) Delivery of Letter of Transmittal and Option Agreements. Option agreement(s) evidencing Options to be tendered, as well as a properly completed and duly executed original of this Letter (or a fax thereof), and any other documents required by this Letter, must be received by the Company at its address set forth on the front cover of this Letter on or before the expiration date.

        THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. E-MAIL DELIVERY WILL NOT BE ACCEPTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

        Tenders of options made pursuant to the Offer may be withdrawn at any time prior to the expiration date. If the Offer is extended by the Company, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, unless the Company accepts your tendered options before 9:00 p.m. Pacific time on February 12, 2002, you may withdraw your tendered options at any time after that date. To withdraw tendered options you must deliver a written notice of withdrawal, or a fax thereof, with the required information to the Company while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn options are properly re-tendered prior to the expiration date by following the procedures described above.

        The Company will not accept any alternative, conditional or contingent tenders. All tendering option holders, by execution of this Letter (or a fax of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

        (2) Inadequate Space. If the space provided herein is inadequate, the information requested should be provided on a separate schedule attached hereto.

        (3) Tenders. You may tender options for all or none of your outstanding options having an exercise price per share of more than $4.00.

        (4) Signatures on This Letter of Transmittal. If this Letter is signed by the holder of the options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.

        If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change. If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

        In addition to signing this Letter, you must print your name and indicate the date at which you signed. You must also include your governmental identification number, such as your social security number, tax identification number or national identification number (e.g., social security number) as appropriate.

        (5) Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter may be directed to the Company's General Counsel, at the address and telephone number given on the front cover of this Letter. Copies will be furnished at the Company's expense.

        (6) Irregularities. All questions as to the number of Option Shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

        IMPORTANT: TO ACCEPT THE OFFER, THIS LETTER (OR A FAX COPY THEREOF), TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE COMPANY ON OR PRIOR TO THE EXPIRATION DATE. YOU MUST DELIVER A PROPERLY EXECUTED PAPER COPY OR FAX COPY OF THE DOCUMENTS. E-MAIL DELIVERY WILL NOT BE ACCEPTED.

        (7) Lost, Stolen, Destroyed Or Mutilated Option Agreements Evidencing Options. If option agreements evidencing Tendered Options have been lost, stolen, destroyed or mutilated, you must indicate that fact in the table on page 2 above, by marking "No" in the corresponding line of the column captioned "Have You Provided Your Original Option Agreement." If you believe that certain or all of the Tendered Options are subject to an option agreement that has been lost, stolen, destroyed or mutilated, we urge you to contact us immediately upon receipt of the Offer to Exchange and this Letter of Transmittal in order to ascertain the steps that must be taken to provide the necessary certification to Autobytel that the option agreement evidencing the Tendered Options has been lost, stolen, destroyed or mutilated. You will be required to complete and sign an affidavit of loss and indemnity with respect to such options. In order to avoid delay, you should contact Ariel Amir, our General Counsel at (949) 225-4500 or by e-mail to ariela@autobytel.com. Please do not wait until just before the expiration date to contact us regarding your lost, stolen, destroyed or mutilated option agreement. This may not afford enough time for Autobytel to obtain the necessary certification for such lost, stolen, destroyed or mutilated option agreement evidencing the Tendered Options elected for exchange and could affect Autobytel's ability to accept those Tendered Options for cancellation.

        (8) Important Tax Information. You should refer to Sections 13 and 14 of the Offer to Exchange, which contains important tax information.


                                      -2-